EXHIBIT 99.1

Sharps Compliance Corp. Announces Filing of Registration Statement for Public Offering of Common Stock

HOUSTON, Nov. 12, 2009 (GLOBE NEWSWIRE) -- Sharps Compliance Corp. (Nasdaq:SMED) ("Sharps" or the "Company"), a leading full-service provider of cost-effective disposal solutions for medical waste and unused dispensed medications generated outside the hospital and large healthcare facility setting, announced today that is has filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the public offering of 3,220,000 shares of its common stock, of which 500,000 shares will be sold by the Company and 2,720,000 shares will be sold by certain of its stockholders. The Company and the selling stockholders also intend to grant the underwriters a 30-day option to purchase up to an additional 77,146 and 405,854 shares of common stock, respectively, to cover over-allotments, if any.

The net proceeds from the shares sold by the Company will be used for general working capital purposes. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

William Blair & Company is acting as the sole book running manager and Barrington Research Associates, Inc. is acting as co-manager for the offering.

The public offering is being made only by means of a prospectus, copies of which may be obtained, when available, from:

 William Blair & Company, L.L.C.
 Attention: Prospectus Department
 222 West Adams
 Chicago, Illinois 60606
 Telephone: 800-621-0687

A registration statement (including a prospectus) relating to the offering to which this communication relates has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps is a leading full-service provider of cost-effective disposal solutions for medical waste and unused dispensed medications generated outside the hospital and large healthcare facility setting. The Company's flagship product, the Sharps Disposal by Mail System(R), is a cost-effective and easy-to-use solution to dispose of medical waste such as hypodermic needles, lancets and any other medical device or objects used to puncture or lacerate the skin (referred to as "sharps").

Safe Harbor Statement

The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate," "expect," "plan," "anticipate," "believe," "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company's ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

CONTACT:  Sharps Compliance Corp.
          David P. Tusa, Executive Vice President, Chief Financial
           Officer & Business Development
          (713) 660-3514
          dtusa@sharpsinc.com

          Kei Advisors LLC
          Investor Relations
          Deborah Pawlowski
          (716) 843-3908
          dpawlowski@keiadvisors.com